Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES RECORD RESULTS FOR SECOND QUARTER 2012

Exceeds second quarter revenue and earnings guidance;

Revenue up 4.9% sequentially and 20.9% year-over-year;

Re-affirms full-year revenue guidance and increases full-year EPS expectations

TEANECK, N.J., August 6, 2012 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its second quarter 2012 financial results.

Highlights – Second Quarter 2012

•	Quarterly revenue rose to $1.795 billion, up 4.9% sequentially and 20.9% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.82, compared to $0.67 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.88, compared to $0.72 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.02 in net non-operating foreign currency exchange loss.

•	Net headcount addition for the quarter was approximately 4,700.

Revenue for the second quarter of 2012 rose to $1.795 billion, up 20.9% from $1.485 billion in the second quarter of 2011. GAAP net income was $251.9 million, or $0.82 per diluted share, compared to $208.0 million, or $0.67 per diluted share, in the second quarter of 2011. Diluted earnings per share on a non-GAAP basis was $0.88. GAAP operating margin for the quarter was 18.5%. Excluding stock-based compensation expense of $26.3 million, non-GAAP operating margin was 20.0%, in line with the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Clients continue to turn to Cognizant to help reinvent their business models in the face of secular industry changes, evolving demographics, and a new stack of social, mobile, analytics, and cloud technologies,” said Francisco D’Souza, Chief Executive Officer. “We are well positioned to capitalize on these opportunities due to our unique combination of management consulting and operational capabilities in areas such as large scale program management and change management. With our robust global delivery model, we make the complexities of managing large scale transformation programs seamless and transparent to our clients.”

“Cognizant once again delivered industry leading growth despite a challenging macro-economic environment,” said Gordon Coburn, President. “This market downturn, as with those before, is serving as a catalyst for clients to embrace a broader range of our services. Clients view us as a strong partner to achieve operational improvements in efficiency and effectiveness while simultaneously innovating for the future.”

2012 Outlook – Third Quarter and Full Year

The Company is providing the following guidance:

•	Third quarter 2012 revenue anticipated to be at least $1.875 billion.

•	Third quarter 2012 diluted EPS expected to be $0.86 on a GAAP basis and $0.92 on a non-GAAP basis, which excludes estimated stock-based compensation expense.

•	Fiscal 2012 revenue expected to be at least $7.34 billion, up at least 20% compared to 2011.

•	Fiscal 2012 diluted EPS expected to be at least $3.38 on a GAAP basis, and $3.64 on a non-GAAP basis, which excludes estimated stock-based compensation expense.

•	EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“We are pleased to maintain our full-year revenue guidance as we continue to execute as we expected,” said Karen McLoughlin, Chief Financial Officer. “Our reaffirmed full-year revenue guidance includes absorbing more than $20 million of negative currency impacts during quarters two through four as a result of currency movements since we last provided guidance in early May. In addition, we repurchased over $358 million of shares during the second quarter, reflecting our strong cash flow and confidence in the strength of our business.”

Conference Call

Cognizant will host a conference call August 6, 2012 at 8:00 a.m. (Eastern) to discuss the Company’s second quarter 2012 results. To listen to the conference call, please dial (800) 374-0467 (domestic) and (706) 679-3288 (international) and provide the following conference ID number: 93821979.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers and entering 93821979 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Monday, August 20, 2012. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 145,200 employees as of June 30, 2012, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues	$1,795,220	$1,485,242	$3,506,569	$2,856,495

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,030,889	860,871	2,015,409	1,643,047
Selling, general and administrative expenses	396,771	326,718	770,949	623,048
Depreciation and amortization expense	35,602	27,695	70,354	55,077

Income from operations	331,958	269,958	649,857	535,323

Other income (expense), net:
Interest income	9,984	9,474	21,056	18,411
Other, net	(6,850)	(1,827)	(13,544)	4,371

Total other income (expense), net	3,134	7,647	7,512	22,782

Income before provision for income taxes	335,092	277,605	657,369	558,105

Provision for income taxes	83,160	69,560	161,786	141,733

Net income	$251,932	$208,045	$495,583	$416,372

Basic earnings per share	$0.83	$0.68	$1.64	$1.37

Diluted earnings per share	$0.82	$0.67	$1.61	$1.34

Weighted average number of common shares outstanding - Basic	302,225	303,989	302,827	304,015

Weighted average number of common shares outstanding - Diluted	307,326	311,477	308,267	311,640

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$1,050,245	$1,310,906
Short-term investments	1,295,897	1,121,358
Trade accounts receivable, net of allowances of $26,883 and $24,658, respectively	1,296,175	1,179,043
Unbilled accounts receivable	207,712	139,627
Deferred income tax assets, net	104,151	109,042
Other current assets	198,172	225,530

Total Current Assets	4,152,352	4,085,506
Property and equipment, net	837,683	758,034
Goodwill	289,211	288,772
Intangible assets, net	86,530	97,616
Deferred income tax assets, net	167,462	164,192
Other assets	120,981	113,813

Total Assets	$5,654,219	$5,507,933

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$104,411	$72,205
Deferred revenue	106,625	105,713
Accrued expenses and other current liabilities	940,059	1,031,787

Total Current Liabilities	1,151,095	1,209,705
Deferred income tax liabilities, net	3,073	3,339
Other noncurrent liabilities	407,718	342,003

Total Liabilities	1,561,886	1,555,047

Stockholders’ Equity	4,092,333	3,952,886

Total Liabilities and Stockholders’ Equity	$5,654,219	$5,507,933

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,				Three Months Ended June 30,
	2012 GAAP	2012 Adjustments		2012 Non-GAAP	2011 GAAP	2011 Adjustments		2011 Non-GAAP

Income from operations	$331,958	$26,271	(a)	$358,229	$269,958	$23,679	(c)	$293,637

Operating margin	18.5%	1.5	% (a)	20.0%	18.2%	1.6	% (c)	19.8%

Diluted earnings per share	$0.82	$0.06	(e)	$0.88	$0.67	$0.05	(e)	$0.72

	Six Months Ended June 30,				Six Months Ended June 30,
	2012 GAAP	2012 Adjustments		2012 Non-GAAP	2011 GAAP	2011 Adjustments		2011 Non-GAAP

Income from operations	$649,857	$57,650	(b)	$707,507	$535,323	$39,744	(d)	$575,067

Operating margin	18.5%	1.7	% (b)	20.2%	18.7%	1.4	% (d)	20.1%

Diluted earnings per share	$1.61	$0.14	(e)	$1.75	$1.34	$0.09	(e)	$1.43

Notes:

(a)	Adjustment to exclude stock-based compensation of $26,271 from income from operations of which $4,157 was reported in cost of revenues and $22,114 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $57,650 from income from operations of which $8,764 was reported in cost of revenues and $48,886 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude stock-based compensation of $23,679 from income from operations of which $3,662 was reported in cost of revenues and $20,017 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(d)	Adjustment to exclude stock-based compensation of $39,744 from income from operations of which $7,149 was reported in cost of revenues and $32,595 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended June 30, 2012
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$736,885	41.0%	6.1%	20.3%
Healthcare	484,290	27.0%	3.6%	25.3%
Manufacturing/Retail/Logistics	358,611	20.0%	7.1%	21.8%
Other	215,434	12.0%	0.5%	12.4%

Total Revenue	$1,795,220		4.9%	20.9%

Revenue by Geography:
North America	$1,434,969	79.9%	5.5%	24.2%
United Kingdom	182,980	10.2%	1.5%	3.8%
Rest of Europe	99,701	5.6%	-3.8%	-0.7%

Europe - Total	282,681	15.7%	-0.4%	2.1%
Rest of World	77,570	4.3%	16.3%	45.1%

Total Revenue	$1,795,220		4.9%	20.9%

	Six Months Ended June 30, 2012
				Growth %
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$1,431,609	40.8%		21.0%
Healthcare	951,699	27.1%		29.4%
Manufacturing/Retail/Logistics	693,405	19.8%		21.9%
Other	429,856	12.3%		16.3%

Total Revenue	$3,506,569			22.8%

Revenue by Geography:
North America	$2,795,693	79.7%		25.6%
United Kingdom	363,316	10.4%		7.1%
Rest of Europe	203,290	5.8%		5.1%

Europe - Total	566,606	16.2%		6.4%
Rest of World	144,270	4.1%		45.9%

Total Revenue	$3,506,569			22.8%